EXHIBIT 1.1

                                1,600,000 Shares

                                ZYGO CORPORATION

                                  Common Stock

                                ($.10 Par Value)

                             UNDERWRITING AGREEMENT

                                                               December __, 1995

ALEX. BROWN & SONS INCORPORATED
NEEDHAM & COMPANY, INC.
UNTERBERG HARRIS
As Representatives of the
  Several Underwriters
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Gentlemen:

     Zygo Corporation, a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 1,600,000 shares of the Company's Common Stock, $.10 par value (the "Firm Shares") of which 845,000 shares will be sold by the Company and 755,000 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers". The Company also proposes to sell at the Underwriters' option an aggregate of up to 240,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

     As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the

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numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares".

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Company and the Selling Stockholders.

     (a) The Company represents and warrants as follows:

          (i) A registration statement on Form S-3 (File No. 33-63775) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the "Registration Statement", which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The term "Prospectus" means the form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A or, if the Company relies on Rule 434 of the Rules and Regulations, the "Term Sheet" relating to the Shares together with the preliminary prospectus that such Term Sheet supplements. "Term Sheet" means any term sheet that satisfies the requirements of Rule 434. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus". Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement; Zygo International Corporation and Zygo Credit Corporation, each a Delaware

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     corporation, (the "Subsidiaries"), have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease their respective properties and conduct their business as presently conducted;
     the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified does not have a material adverse effect on the Company and the Subsidiaries taken as a whole; other than the Subsidiaries, the Company has no material subsidiaries; the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiary are outstanding.

          (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive rights of Stockholders exist under Delaware law or in the Company's Certificate of Incorporation or Bylaws or in any other agreement to which the Company is a party or of which the Company is aware with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

          (iv) The Shares conform with the statements concerning them in the Registration Statement. The certificates, if any, representing the Shares are genuine, and the Company has no knowledge of any fact that would impair the validity thereof.

          (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose and each Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission or as subsequently amended in a filing with the Commission, conformed or will conform in all respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a

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     material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (vi) The consolidated financial statements of the Company and one of the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations of the Company and such Subsidiary consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected and summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

          (vii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries before any court or administrative agency or otherwise which might result in any material adverse change in the business, properties, assets, rights, operations or condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

          (viii) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming, to the extent described in the Registration Statement, in all material respects to such description.

          (ix) The Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All federal and state tax liabilities are adequately provided for on the books of the Company and properly reflected in the Company's financial statements.

          (x) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or

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     affecting the condition, financial or otherwise, of the Company and the
     Subsidiaries taken as a whole or the earnings, business affairs, management, properties, assets, rights, operations, condition (financial or otherwise), or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

          (xi) Neither the Company nor any Subsidiary is, or with the giving of notice, lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party and which conflict, breach or default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole, or (ii) the Certificate of Incorporation or Bylaws of the Company or any order, rule or regulation applicable to the Company or the Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (xiii) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, except where the failure to hold such item would not have a material adverse effect on the Company; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the businesses of the Company and the Subsidiaries taken as a whole.

          (xiv) KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

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           (xv) The Common Stock of the Company is designated on the NASD
      Automated Quotations National Market ("NASDAQ NMS").

          (xvi) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors, or 5% or greater security holders, except as set forth in the Registration Statement or as otherwise disclosed in writing to the Representatives.

          (xvii) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be designed to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (xviii) With respect to each patent issued to or each patent application owned by the Company or any of its subsidiaries, as the case may be:

               1. to the best knowledge of the Company or such subsidiary, as the case may be, all material prior art and other material information were accurately disclosed in each patent application;

               2. no knowing misrepresentation of material fact was made, and no knowing concealment of any material fact occurred in the prosecution of any such patent application;

               3. neither the Company nor any such subsidiary, as the case may be, is aware of any information which would compel a court to hold that any of the Company's or such subsidiary's issued patents or allowed claims are invalid or unenforceable.

          (xix) There are no inter partes proceedings now pending, or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries could be a party, before the United States Patent and Trademark Office or before comparable governmental bodies in foreign countries, which, if determined adversely to the Company's interest, would have a material adverse effect on the consolidated financial position, shareholders' equity, or results of operations of the Company, or on the properties and business prospects of the Company and its subsidiaries taken as a whole.

     (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants as follows:

          (i) Such Selling Stockholder now has and at the Closing Date (as hereinafter described) will have good and marketable title to the Firm Shares to be sold by such Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of and payment for such Firm Shares pursuant

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     to this Agreement, the Underwriters will acquire good and marketable title thereto, free of any liens, encumbrances, equities and claims.

          (ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement and Power of Attorney referred to in Section 2 below (the "Custody Agreement"), and to perform its obligations under such agreements. The consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, in the case of corporate Selling Stockholders only, any material indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party and which would constitute a material impediment on the obligations of the Selling Stockholder hereunder and under the Custody Agreement, or, in the case of all Selling Stockholders, of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

          (iv) The Selling Stockholder agrees not to offer, sell, or contract to sell, sell short, or otherwise dispose of, directly or indirectly, any shares of Common Stock beneficially owned by the Selling Stockholder or any securities convertible into, or exchangeable or exercisable for, or derivative of, shares of Common Stock for a period of 90 days after the date of the Prospectus except with the prior written consent of Alex. Brown & Sons Incorporated and, in the case of Mr. Paul F. Forman and Mr. Carl A. Zanoni only, except that each such Selling Stockholder may exercise employee stock options to purchase up to 3,750 shares of Common Stock and may sell any or all such 3,750 shares of Common Stock during such 90 day period.

          (v) The Custody Agreement appointing certain individuals as such Selling Stockholders' attorney-in-fact to the extent set forth therein has been duly executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

          (vi) Without having undertaken any independent investigation of the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement and documents incorporated by reference therein, such Selling Stockholder has no actual knowledge that the representations and warranties of the

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     Company contained in this Section 1 are not true and correct in all material respects; and the sale of the Firm Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or the Subsidiary which is not set forth in the Registration Statement or the documents incorporated by reference therein. The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

     In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     2. Purchase, Sale and Delivery of the Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

     Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with the Company as custodian (in such capacity only, the "Custodian") pursuant to the Custody Agreement executed by each Selling Stockholder for delivery of all Firm Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Shares represented by the certificates held in custody for the Selling Stockholders under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares hereunder, certificates for the Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

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     Payment for the Firm Shares to be sold hereunder is to be made in New York
Clearing House funds by certified or bank cashier's checks drawn to the order of the Company for the Shares to be sold by it and to the order of "Zygo Corporation, as Custodian for Zygo Corporation Selling Stockholders" for the Shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 A.M., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration (but in no case after exercise, except as provided in Section 11 hereof) by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

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     3. Offering by the Underwriters. It is understood that the several
Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time change the public offering price and other selling terms; provided, however, in no event shall any such changes alter the purchase price for the Shares to be acquired by the Underwriters as provided for in Section 2 hereof. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. Covenants of the Company and the Selling Stockholders

     (a) The Company covenants and agrees with the several Underwriters and the Selling Stockholders that:

          (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedures in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in the form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives

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     may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

          (v) The Company will comply, to the best of its ability, with the Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus, or
     (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its Stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (viii) The Company agrees not to offer, sell, or contract to sell, sell short, or otherwise dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into, or exchangeable or exercisable for, or derivative of, shares of its Common Stock, for a period of 90 days after the date of the Prospectus, except with the prior written consent of Alex. Brown & Sons Incorporated and except that the Company may issue, and grant options to purchase, shares under its options plans existing on the date hereof and disclosed in the Prospectus.

          (ix) The Company will use its best efforts to have the Shares designated for trading on the NASDAQ NMS.

          (x) The Company shall cause each executive officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters confirming the agreement of each executive officer and director to the lock-up restrictions contemplated by Section 1(b)(iv) hereof.

          (xi) The Company shall apply the net proceeds of the sale of the Shares as set forth in the Prospectus.

          (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares to the Underwriters, in such a manner as would require the Company or the Subsidiary to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company or if required for NASDAQ NMS designation, a registrar for its Common Shares.

          (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

     (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters and the Company that:

          (i) The Selling Stockholder agrees not to offer, sell, or contract to sell, sell short, or otherwise dispose of, directly or indirectly, any shares of Common Stock beneficially owned by the Selling Stockholder or any securities convertible into, or exchangeable or exercisable for, or derivative of, shares of Common Stock for a period of 90 days after the date of the Prospectus except with the prior written consent of Alex. Brown & Sons Incorporated and, in the case of Mr. Paul F. Forman and Mr. Carl A. Zanoni only, except that each such Selling Stockholder may exercise employee stock options to purchase up to 3,750 shares of Common Stock and may sell any or all such 3,750 shares of Common Stock during such 90 day period.

          (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transaction herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

     5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of the NASDAQ NMS; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company and the Selling Stockholders pro rata. The Company and the Selling Stockholders shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable request. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Fulbright & Jaworski L.L.P., counsel for the Company and the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company and the Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiary taken as a whole; and the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of the Subsidiary are owned free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiary are outstanding.

          (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

          (iii) Except as described in or contemplated by the Prospectus (including for purposes of this exception options and purchase rights granted, or which could be granted pursuant to existing reservations, under stock plans referred to in the notes to the financial statements included in the Prospectus), to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

          (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and documents incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein).
                                      -15-

          (vi) The statements under the caption "Principal and Selling Stockholders -- Material Relationships of Certain Selling Stockholders with the Company" in the Prospectus, and the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 26, 1984 and incorporated by reference in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

          (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

          (viii) After due inquiry, such counsel knows of no material legal proceedings pending or threatened against the Company or the Subsidiary which might result in any material adverse change in the business or financial condition of the Company, except as set forth in the Prospectus.

          (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound and, in the case of such agreements and instruments, which conflict, breach or default if of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole.

          (x) This Agreement has been duly authorized, executed and delivered by the Company.

          (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          (xii) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement and the initial application of the net proceeds from the sale of the Shares as contemplated by the Prospectus, required to register as an investment company under the 1940 Act.

          (xiii) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholders.

          (xiv) Each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder.

          (xv) The Custody Agreement executed and delivered by each Selling Stockholder is an irrevocable instrument that is valid, binding and enforceable, in accordance with its terms.

          (xvi) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Stockholder on the Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever.

     In rendering such opinion Fulbright & Jaworski L.L.P. may rely as to matters governed by the laws of states other than Delaware, New York or Federal laws on local counsel in such jurisdictions and as to the matters set forth in subparagraphs (xiii), (xiv), (xv), and (xvi) on opinions of other counsel representing the respective Selling Stockholders, provided that in each case Fulbright & Jaworski L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. Furthermore, in rendering an opinion as to matters set forth in subparagraphs (xiii), (xiv),
(xv), and (xvi) (xviii), Fulbright & Jaworski L.L.P. may rely, as to matters of fact with respect to each Selling Stockholder, upon the representations of such Selling Stockholder contained in this Agreement and the Custody Agreement of such Selling Stockholder. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act as of the Closing Date or the Option Closing Date, as the case may be, (ii) any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission, or (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contain an untrue statement of a material fact, or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein or as to the matters covered by the opinion of special intellectual property counsel referred to in
Section 6(c) of this Agreement). With respect to such statement, Fulbright & Jaworski L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Bryan Cave, special intellectual property counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) The statements under the captions "Risk Factors -- Dependence on Proprietary Technology," "Business -- Patents and Other Intellectual Property Rights," "Business -- Zygo Strategy -- Maintain Enhanced Leadership Through Innovative Technical Solutions" and "Business -- Legal Proceedings", to the extent they constitute or relate to matters of United States law, summaries of legal matters governed by United States law, documents or proceedings governed by United States law, or legal conclusions governed by United States law, are accurate and correct in all material respects;

          (ii) To the best of such counsel's knowledge, the Company or one of its Subsidiaries, as the case may be, is the owner of all right, title and interest to the patents and applications described in the prospectus, which patents and applications are listed in an appendix to such opinion;

          (iii) To the best of such counsel's knowledge, with respect to the validity and enforceability of each patent and each patent application owned by the Company or any of its subsidiaries, as the case may be (A) all material prior art and other material information was accurately disclosed in the pertinent patent application; (B) no knowing misrepresentation of material fact was made, and no knowing concealment of any material fact occurred, in the prosecution of any such patent application; and (C) such counsel is not aware of any information which would compel a court to hold that any issued patent or allowed claim is invalid or unenforceable; and

          (iv) Other than as disclosed in the Prospectus, there are no inter partes proceedings now pending or threatened, to which the Company or any of its subsidiaries is a party, before the United States Patent or Trademark Office or comparable governmental bodies in foreign countries, or before any court, relating to or affecting the subject matter of the Company's patents or patent applications.

     (d) The Representatives shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv), (v), (x), (xiii) and (xvi) of Paragraph (b) of this Section 6, and that the Company is a validly organized and existing corporation under the laws of the State of Delaware. In rendering such opinion Piper & Marbury L.L.P. may rely as to all matters governed other than by the laws of the State of Maryland, State of New York, Delaware corporate or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act or as of the Closing Date or the Option Closing Date, as the case may be, (ii) any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission, or (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contain an untrue statement of a material fact, or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (e) The Representatives shall have received at or prior to the Closing Date from Piper & Marbury L.L.P. a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

     (f) The Representatives shall have received, on each of the dates hereof, the Closing Date or the Option Closing Date, as the case may be, a letter dated the date thereof of KPMG Peat Marwick L.L.P., confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

     (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the President and Chief Executive Officer and the Vice President, Finance & Administration and Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

          (ii) Such officer does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;
and the representations and warranties of the Company contained in Section 1(a) hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made.

          (iv) Such officer has carefully examined the Registration Statement and the Prospectus and, in such officer's opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and the subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

     (h) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

     (i) The Firm Shares, and Option Shares, if any, have been approved for listing upon official notice of issuance on the NASDAQ NMS.

     (j) The Company shall have delivered to you written agreements (the "Lockup Agreements") described in Section 4(a)(x).

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Piper & Marbury L.L.P., counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Sellers. The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonable incurred in responding to a subpoena or governmental inquiry whether or not such underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided further, that the indemnity agreement contained in this Section with respect to any Preliminary Prospectus will not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any loss, claim, damage, liability, action or proceeding arising out of or based upon an untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made therein, with respect to the sale of the Shares by such Underwriter to any person if a copy of a Preliminary Prospectus or Prospectus or any amendment or supplement thereto (if any amendment or supplement thereto shall have been furnished to such Underwriter) correcting such untrue statement or alleged untrue statement or omission or alleged omission shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including without limitations any obligations the Company has to indemnify the Selling Stockholders under the Registration Rights Agreement dated November 30, 1993 or otherwise.

     (b) The Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonable incurred in responding to a subpoena or governmental inquiry whether or not such underwriter or controlling person is a party to any action or proceeding; provided, however, that a Selling Stockholder will be liable under this Section 8(b) only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or through such Selling Stockholder specifically for use in the preparation thereof; provided further, that the indemnity agreement contained in this Section 8(b) with respect to any Preliminary Prospectus will not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any loss, claim, damage, liability, action or proceeding arising out of or based upon an untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made therein, with respect to the sale of the Shares by such Underwriter to any person if a copy of a Preliminary Prospectus or Prospectus or any amendment or supplement thereto (if any amendment or supplement thereto shall have been furnished to such Underwriter) correcting such untrue statement or alleged untrue statement or omission or alleged omission shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved. In no event, however, shall the liability of any Selling Stockholder for indemnification under this Section 8(b) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Shares sold hereunder which is being sold by such Selling Stockholder, or (ii) the proceeds received by such Selling Stockholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

     (c) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate counsel for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), (b) or
(c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Stockholder shall be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total Shares sold hereunder which is being sold by such Selling Stockholder, or (B) the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed or telecopied and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202,
Attention: Peter M. McGowan; if to the Company or the Selling Stockholders, to Gary K. Willis, President, Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455-0488.

     11. Termination. This Agreement may be terminated by you by notice to the Sellers as follows:

          (a) at any time prior to the earlier of (i) the time the Firm Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 A.M. on the first business day following the date of this Agreement;

          (b) at any time after the date hereof if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either United States or New York State authorities, (vi) any downgrading of the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange
     Act), (vii) the suspension of trading of the Company's Common Stock by the NASD, (viii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (ix) any litigation or proceeding is pending or threatened against the Underwriters which seeks to enjoin or otherwise restrain or seeks damages in connection with, or questions the legality or validity of, this Agreement or the transactions contemplated hereby; or

     (c) as provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company and the Selling Stockholders, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     13. Information Provided by Underwriters. The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Prospectus (insofar as such information relates to the Underwriters), information provided in connection with Item 502(d) of Regulation S-K under the Act and under the caption "Underwriting" in the Prospectus.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Stockholders, and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorized such Attorney-in-Fact to take such action.


                                        Very truly yours,

                                        ZYGO CORPORATION

                                        By:_____________________________

                                        Selling Stockholders listed on
                                          Schedule II

                                       By:______________________________
                                          ________, Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

ALEX. BROWN & SONS INCORPORATED
NEEDHAM & COMPANY, INC.
UNTERBERG HARRIS

As Representatives of the
several Underwriters listed
on Schedule I

By: ALEX. BROWN & SONS INCORPORATED



By:____________________________
      Authorized Officer

                                   SCHEDULE I

                            Schedule of Underwriters



                                                    Number of Firm Shares
                Underwriter                            to be Purchased
                -----------                         ---------------------

    Alex. Brown & Sons Incorporated .............
    Needham & Company, Inc. .....................
    Unterberg Harris ............................


                                                          ---------
                       Total ....................         1,600,000
                                                          =========

                                   SCHEDULE II


                        Schedule of Selling Stockholders



       Selling Stockholder                       Number of Shares to be Sold
       -------------------                       ---------------------------

    Canon Inc. ..................................           300,000
    Wesleyan University .........................           225,000
    Paul F. Forman ..............................            75,000
    Sol F. Laufer ...............................            70,000
    Carl A. Zanoni ..............................            60,000
    Robert G. McKelvey ..........................            25,000
                                                            -------
                       Total ....................           755,000
                                                            =======